                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [x]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [x] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [ ] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Rule 14a-12

                            CNA Income Shares, Inc.
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                (Name of Registrant as Specified in Its Charter)

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    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [x] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
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     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

IMPORTANT INFORMATION TO HELP YOU UNDERSTAND AND VOTE ON THE PROPOSALS

     Please read the enclosed proxy statement for a complete description of the Proposals. The following questions and answers provide a brief overview of the Proposals.

Q.  WHAT MATTERS AM I BEING ASKED TO VOTE ON?

A. At this stockholders meeting, you are being asked to vote on proposals regarding four different subjects:

     - To approve an investment advisory agreement between CNA Income Shares, Inc. (the "Company") and Highland Capital Management, L.P. ("Highland");

     -  To elect the Company's board of directors;

     - To authorize the Company to issue preferred stock in one or more classes or series; and

     -  To ratify the selection of the Company's independent auditors for 2001.

Q.  WHY AM I BEING ASKED TO APPROVE A NEW INVESTMENT ADVISORY AGREEMENT?

A. Your Board of Directors has unanimously approved, and recommends that you approve, a new investment advisory agreement between the Company and Highland. Your Board believes that stockholders should benefit from the additional investment advisory resources that Highland has to offer and from being part of a "fund family" that has more than one fund. The Company's current investment adviser, Continental Assurance Company ("CAC"), has entered into an agreement with Highland to sell certain assets to Highland (the "Transaction"). If the new investment advisory agreement is approved by stockholders, Highland will become the Company's investment adviser in place of CAC.

Q. WILL THE PROPOSED NEW INVESTMENT ADVISORY AGREEMENT RESULT IN A HIGHER INVESTMENT ADVISORY FEE?

A. No. The investment advisory fee rate will remain the same for at least two years. However, any preferred stock issued by the Company (under both the current investment advisory agreement and the new investment advisory agreement) will be included as net assets of the Company (unlike other borrowing mechanisms and the Company's existing bank line). Because preferred stock is part of the net asset value calculation on which investment advisory fees are paid, these fees will increase if the Company issues preferred stock. Highland has agreed that if it becomes the Company's investment adviser, it will waive the advisory fees payable to it as a result of the Company's issuance of the preferred stock for two years.

Q. IF I AGREE WITH THE BOARD'S RECOMMENDATION REGARDING THE NEW INVESTMENT ADVISORY AGREEMENT, HOW SHOULD I VOTE?

A.  You should vote FOR the new investment advisory agreement (Proposal 1).

Q.  WHAT AM I BEING ASKED TO APPROVE REGARDING THE ELECTION OF BOARD MEMBERS?

A. Your Board has nominated different slates of board members depending upon whether the new investment advisory agreement with Highland is approved. The election of the first slate of board members (Proposal 2) is contingent upon the adoption of Proposals 1, 4a and 4b. That is because this slate of candidates contains individuals who currently serve on the board of another closed-end fund advised by Highland. Your Board believes that if Highland becomes the Company's investment adviser, the stockholders would benefit by having the same board as the other Highland-advised closed-end fund. If the new investment agreement with Highland is not approved or if either of the Proposals relating to the issuance of preferred stock is not adopted, this slate will not be elected.

    If the new investment advisory agreement with Highland is NOT approved or if either of the Proposals relating to the issuance of the Preferred Stock is not adopted, your Board has nominated the current Board members to stand for reelection (Proposal 3). That way, if the Company's investment adviser does not change, the Board membership also would not change.

     Your Board therefore recommends that you vote on BOTH slates of directors. That way, if Highland becomes the new investment adviser, the Company will have the benefits of sharing the same board as the other closed-end fund advised by Highland. On the other hand, if Highland does not become the new investment adviser, the existing board could be reelected and could continue to serve you.

Q.  CAN I VOTE ON BOTH SLATES OF DIRECTORS AND NOT INVALIDATE MY VOTE?

A. Yes. You CAN vote on BOTH slates of candidates. As noted above, your Board recommends that you do so.

Q. WHY SHOULD I APPROVE AMENDMENTS TO THE COMPANY'S CHARTER AND FUNDAMENTAL INVESTMENT POLICIES TO ENABLE THE COMPANY TO ISSUE A CLASS OF PREFERRED STOCK?

A. Although there can be no guarantee, the Company believes that the use of leverage ordinarily will increase the net investment income available for distribution to holders of the Company's common stock. The Company also believes that incurring leverage through the issuance of preferred stock (rather than through the Company's current bank line) ordinarily would result in lower financing costs to the Company, and thus more net investment income available for stockholders.

Q. IF THE STOCKHOLDERS DO NOT ADOPT THE AMENDMENTS RELATING TO THE ISSUANCE OF PREFERRED STOCK, WILL HIGHLAND STILL BECOME THE INVESTMENT ADVISER?

A. No. The agreement between Highland and CAC requires the Company to issue preferred stock to replace its existing bank line before the Transaction can close, because the existing bank line must be repaid if there is a change in the investment adviser. However, as described above, the Company believes that issuing preferred stock in place of the existing bank line will be a lower cost financing alternative to the current bank line. In addition, over the last couple of years it has become very difficult for all types of borrowers to obtain bank lines. Because of the difficult market conditions for bank lines and other borrowing mechanisms, it may be extremely difficult (if at all possible) for the Company to obtain replacement leverage in the form of a borrowing, when the Company's existing bank line expires in June 2002 or is required to be repaid if there is a change of investment adviser. Therefore, if Proposals 4a and 4b are adopted by the stockholders, the Company intends to issue the preferred stock (assuming appropriate market conditions) irrespective of whether Highland becomes the new investment adviser. YOUR BOARD RECOMMENDS THAT YOU VOTE FOR BOTH PROPOSALS 4A AND 4B.

Q.  HOW DO I VOTE MY SHARES OF COMMON STOCK?

A. You can vote your common stock by completing and signing the enclosed proxy card, and mailing it in the enclosed postage paid envelope.

Q. WHAT IF THE COMPANY DOES NOT HAVE ENOUGH VOTES TO APPROVE THE PROPOSALS BY THE SCHEDULED MEETING DATE?

A. If we do not receive enough votes to hold the meeting, we or a proxy solicitation firm may contact you by mail or telephone to encourage you to vote. Please review the proxy materials and cast your vote to avoid additional mailings or telephone calls. If we do not have enough votes to approve the proposals by the time of the shareholders meeting at 10:00 a.m. on June 26, 2001 the meeting may be adjourned or postponed to permit further solicitation of proxy votes.

Q.  WHAT IF I HAVE QUESTIONS?

A. If you need any assistance, or have any questions regarding a proposal or how to vote your common stock, please call the Company at 312-822-4181 or the registrar for the Company, the Bank of New York at 1-800-432-8224.

The attached proxy statement contains more detailed information about each of the Proposals. Please read it carefully.

                            CNA INCOME SHARES, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   CNA PLAZA
                            CHICAGO, ILLINOIS 60685

                                                                     MAY 6, 2001

TO THE STOCKHOLDERS OF
CNA INCOME SHARES, INC.

     An Annual Meeting of Stockholders of CNA Income Shares, Inc., a Maryland corporation (the "Company"), will be held on June 26, 2001, at 10:00 A.M., Chicago Time, in Room 305, CNA Plaza, 333 South Wabash Avenue, Chicago, Illinois 60685, for the following purposes and for the transaction of such other business as may properly come before the meeting:

     (1) the approval of a new Investment Advisory Agreement between the Company and Highland Capital Management, L.P.;

     (2) the election of five directors;

     (3) alternatively, the election of directors (to serve until the next Annual Meeting of Stockholders if the Investment Advisory Agreement between the Company and Highland Capital Management, L.P. is not approved);

     (4) the approval of the following amendments in connection with the Company's ability to issue preferred stock in one or more classes or series:

        a.   to approve amendments to the Company's Charter, and

        b. to approve amendments to the Company's fundamental investment policies; and

     (5) the ratification of the selection made by the Board of Directors of Deloitte & Touche LLP as independent auditors for the Company for the year ending December 31, 2001.

     The subjects referred to above are discussed in detail in the Proxy Statement attached to this notice. The Board of Directors has established the close of business on April 26, 2001 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting. EACH STOCKHOLDER IS INVITED TO ATTEND THE ANNUAL MEETING OF STOCKHOLDERS IN PERSON. IF YOU CANNOT BE PRESENT AT THE MEETING, WE URGE YOU TO FILL IN VOTES ON PROPOSALS 1, 2, 3, 4A, 4B AND 5, SIGN AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          LYNNE GUGENHEIM
                                          Secretary

                                                                          [LOGO]

                            CNA INCOME SHARES, INC.
                                   CNA PLAZA
                            CHICAGO, ILLINOIS 60685
                                 (312) 822-4181
                                PROXY STATEMENT

                                  INTRODUCTION

     This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors" or the "Board") of CNA Income Shares, Inc., a Maryland corporation (the "Company"), for use at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on June 26, 2001, at 10:00 A.M., Chicago Time, in Room 305, CNA Plaza, 333 South Wabash Avenue, Chicago, Illinois 60685 and at any and all adjournments or postponements thereof.

     The proxy statement and form of proxy were first sent to the Company's stockholders on or about May 6, 2001. Proxies may be solicited by mail, telephone, telecopier and personal interview by a few regular employees of the Company or by professional proxy solicitors. The Company expects to hire professional proxy solicitors to contact stockholders to vote the Proposals in this proxy statement on customary terms and conditions. The Company expects that proxy solicitation charges will be approximately $25,000. The Company may also request brokers, custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of stock held of record by such institutions. The cost of soliciting proxies will be paid by the Company to the extent of the costs to the Company of its last annual meeting ($24,919.67). Costs in excess of that amount will not be borne by the Company. To the extent that proxy costs exceed that amount, Continental Assurance Company ("CAC") shall bear the next $45,000 of proxy costs. Proxy costs exceeding the sum of these amounts will be split between CAC and Highland Capital Management, L.P. ("Highland") as agreed upon between CAC and Highland.

     PROXIES WILL BE VOTED AS SPECIFIED. HOWEVER, IF NO CONTRARY SPECIFICATIONS ARE MADE IN A PROXY, IT WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4a, 4b AND 5 HEREINAFTER SET FORTH. Abstentions do not count as votes cast but will be considered as shares present for purposes of the determination of a quorum. If the Proposal requires a majority of either the votes entitled to be cast or a majority of the votes present at the meeting to be adopted, an abstention has the same effect as a vote against the Proposal. For Proposals which require approval from a majority of the votes cast to be adopted, abstentions will have no effect on the result of the vote. Shares present with respect to which a broker indicates that it does not have authority to vote ("broker non-votes") count as shares that are present and entitled to vote for purposes of determining the presence of a quorum. If the Proposal requires a majority of either the votes entitled to be cast or a majority of the votes present at the meeting to be adopted, broker non-votes will have the same effect as a vote against the proposal. For proposals which require approval from a majority of the votes cast to be adopted, broker non-votes will have no effect on the result of the vote. A broker or nominee holding shares registered in its name, or in the name of its nominee, which are beneficially owned by another person, and for which the broker has not received instructions as to voting from the beneficial owner, has the discretion to vote the beneficial owner's shares with respect to Proposals 2, 3 and 5 hereinafter set forth. The enclosed proxy is revocable by you at any time. Signing and mailing the proxy will not affect your right to revoke the proxy, to give a later proxy or to attend the meeting and to vote your shares in person. You may revoke your proxy by stating in writing your revocation of the prior proxy including the date that it was signed and mailing the revocation to the address below, giving a later proxy or attending the meeting and voting your shares in person. Stockholders should send proxies to the following address:

                       The Bank of New York
                       CNA Income Shares, Inc.
                       Proxy Department
                       P.O. Box 11058
                       New York, NY 10203-0058

     At the close of business on April 26, 2001, the date of determination of stockholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment or postponement thereof, there were issued and outstanding 9,329,170 shares of common stock of the Company, each entitling its holder to one noncumulative vote, constituting all of the Company's then outstanding securities which entitle their holders to vote at the Annual Meeting.

     To the best of the Company's knowledge, as of April 1, 2001 no person or group beneficially owned 5% or more of the Company's outstanding shares of common stock. As of that date, the Company's 10 directors and officers, as a group, beneficially owned 2,200 shares, constituting .024% of the Company's outstanding shares of common stock, all of such shares being owned with sole voting power and sole investment power, except for 200 shares owned by Franklin
A. Cole, a director of the Company, in joint tenancy with his spouse (Mr. Cole's voting power and investment power with respect to such 200 shares being shared with his spouse), and 1,000 shares owned by the spouse of Richard W. Dubberke, a director and officer of the Company, over which Mr. Dubberke and his spouse share voting power and investment power.

     THE COMPANY'S 2000 ANNUAL REPORT WAS MAILED PREVIOUSLY. ANY STOCKHOLDER WHO DESIRES ADDITIONAL COPIES MAY OBTAIN THEM WITHOUT CHARGE UPON REQUEST BY WRITING TO THE BANK OF NEW YORK, SHAREHOLDER RELATIONS DEPARTMENT -- 11E, P.O. BOX 11258, CHURCH STREET STATION, NEW YORK, NY 10286 OR CALLING 1-800-432-8224.

STOCKHOLDER PROPOSALS

     Stockholder proposals for inclusion in proxy materials for the 2002 Annual Meeting of Stockholders must be received not later than January 15, 2002. If Highland becomes the new investment adviser, stockholder proposals should be addressed to the Company's Secretary at Highland Capital Management, L.P., 13455 Noel Road, Suite 1300, Dallas, Texas 75240. If Highland does not become the new investment adviser, stockholder proposals should be addressed to the Company's Secretary at CNA Plaza, 23S, Chicago, Illinois 60685. If a stockholder intends to present a proposal at the 2002 Annual Meeting of Stockholders but does not seek inclusion of that proposal in the Company's proxy statement for that meeting, the proxy holders for that meeting will be entitled to exercise discretionary authority on that proposal if the Company has not received notice of the proposal by February 15, 2002. If notice of any such proposal is timely received, the proxy holders may exercise discretionary authority with respect to such proposal but only to the extent permitted by the regulations of the Securities and Exchange Commission ("SEC").

               1.  APPROVAL OF THE INVESTMENT ADVISORY AGREEMENT
                     WITH HIGHLAND CAPITAL MANAGEMENT, L.P.

     On April 26, 2001, Highland and CAC entered into a definitive agreement (the "Agreement") whereby Highland will acquire from CAC the goodwill and certain other assets associated with CAC's performance of advisory and related functions with respect to the Company under CAC's current Investment Advisory Agreement with the Company (the "Existing Advisory Agreement") at a purchase price equal to 3.25% of the net asset value of the Fund as of the close of business on the closing date of the transaction (the "Transaction"). The purchase price is payable in cash.

     The Transaction contemplates that Highland will assume the performance of the advisory and related functions currently performed by CAC under the Existing Advisory Agreement, by entering into a new investment advisory agreement with the Company (the "New Advisory Agreement"). Pursuant to Section 15 of the Investment Company Act of 1940, as amended (the "1940 Act"), Highland may not serve as investment adviser to the Company under the New Advisory Agreement, unless the New Advisory Agreement has been approved by the stockholders of the Company. Accordingly, the Transaction will not close unless the stockholders of the Company approve the New Advisory Agreement.

     There are a number of other conditions precedent to the closing of the Transaction. Among other things, Highland is not obligated to close the Transaction unless the Company obtains an effective registration statement for preferred stock of the Company.

     The Transaction also contemplates that CAC and Highland and other persons will use their reasonable best efforts to comply with the requirements of
Section 15(f) of the 1940 Act after the closing. Section 15(f) provides, in pertinent part, that CAC may receive an amount or benefit in connection with the sale of assets to Highland under the Agreement if (1) for a period of three years after such event, at least 75% of the members of the board of directors of the Company are not "interested persons" (as defined in the 1940 Act) of Highland or CAC; and (2) for a two-year period no "unfair burden" is imposed on the Company as a result of the Transaction.

     The New Advisory Agreement, if approved by the Company's stockholders, will commence upon the closing of the Transaction. It will remain in effect for an initial two-year term and will continue in effect thereafter for successive periods if and so long as such continuance is specifically approved annually by
(a) the Board of Directors or (b) a majority vote (as defined in the 1940 Act) of the Company's stockholders, provided that in either event, the continuance also is approved by a majority of the directors who are not "interested persons" by vote cast in person at a meeting called for the purpose of voting on such approval.

     If the conditions for the proposed Transaction are not met and the Transaction is not completed, the Existing Advisory Agreement with CAC will remain in effect, and no one will be elected under Proposal 2.

                                    HIGHLAND

     Highland is a registered investment adviser located at 13455 Noel Road, Suite 1300, Dallas, Texas 75240. Highland has advised the Company that as of March 31, 2001, it managed approximately $7.2 billion in debt securities on behalf of institutional and retail clients around the world. These assets consist of approximately $6.1 billion of senior secured bank loans and $1.1 billion of subordinated debt securities of "high yield" issuers, principally in structured finance vehicles, such as "Collateralized Loan Obligations" (CLOs). Highland has also served as the investment adviser to Prospect Street High Income Portfolio Inc. ("Prospect Street"), a registered investment company, since January 2000. As of January 31, 2001, Prospect Street reported a net asset value of $113,143,320 and a total asset value of $166,750,876 on an unaudited basis. Investment management fees paid by Prospect Street to Highland are calculated at .65% (on an annual basis) of the average weekly net asset value, defined as total assets of Prospect Street less accrued liabilities (excluding the principal amount of the bank loan, notes and the liquidation preference of the preferred stock and including accrued and unpaid dividends on the preferred stock), up to and including $175,000,000 of net assets, .55% on the next $50,000,000 of net assets and .50% of the excess of net assets over $225,000,000. Highland is controlled by James D. Dondero and Mark K. Okada, by virtue of their respective ownership interests in Highland, and its general partner, Strand Advisors, Inc. ("Strand"), of which Mr. Dondero is the sole shareholder. James Dondero, Mark Okada and Todd Travers are Highland's principal portfolio managers. The address of Strand and Messrs. Dondero, Okada and Travers is 13455 Noel Road, Suite 1300, Dallas, Texas 75240.

     Mr. Dondero has been President and Chief Investment Officer of Highland since March 1993. Mr. Dondero has been the President and Chief Investment Officer and a director of Prospect Street since January 2000. From December 1989 through 1993, Mr. Dondero was Chief Investment Officer of a guaranteed investment contract subsidiary of Protective Asset Management Company ("PAMC"), where he and four other investment professionals managed portfolios consisting of high-yield securities, corporate bonds, mortgage-backed securities, bank loans and preferred and common stocks. From August 1985 to December 1989, Mr. Dondero managed approximately $1.0 billion in proprietary fixed-income portfolios for a subsidiary of American Express Company. Between July 1984 and August 1985, he was a member of the Morgan Guaranty Trust Co. NYC Financial Training Program. Mr. Dondero graduated from the University of Virginia (Beta Gamma Sigma) with a B.S. in Accounting and a B.S. in Finance in May 1984. He is a Certified Public Accountant, Certified Managerial Accountant and Chartered Financial Analyst, and is a full member of the New York Society of Security Analysts.

     Mr. Okada has been Executive Vice President of Highland since March 1993. Mr. Okada has been the Executive Vice President of Prospect Street since January 2000. From July 1990 to March 1993, Mr. Okada was Manager-Fixed Income for PAMC, where his responsibilities included management and administration of approximately $1.3 billion in bank loan purchases, credit evaluation of fixed-income assets and quantitative analysis for special projects. From September 1986 to July 1990, Mr. Okada was employed by Hibernia National Bank, where he most recently served as Vice President and Section Head of the Capital Markets Group and was responsible for a portfolio of $1.0 billion in highly leveraged transactions. Prior thereto, he was a management trainee for Mitsui Manufacturers Bank. Mr. Okada graduated with honors from UCLA with a B.S. in Economics and a B.S. in Psychology in 1984. Mr. Okada is a Chartered Financial Analyst, and is a member of the Dallas Society of Security Analysts.

     Mr. Travers has been a Senior Portfolio Manager at Highland since January 1995. He specializes in high-yield, bank loan, leveraged loan and aviation asset investments. Before January 1995, he was Senior Financial Analyst at American Airlines, where he assisted in the development and maintenance of that company's jet fleet plan. Mr. Travers graduated from Iowa State University with a B.S. in Industrial Engineering in 1985 and from Southern Methodist University with an M.B.A. in Finance in 1989. Mr. Travers is a Chartered Financial Analyst, and is a member of the Dallas Society of Security Analysts.

     The Company has been advised that Messrs. Dondero and Okada intend to serve as portfolio managers for the Company under the New Advisory Agreement if it is adopted by the Company's stockholders. Highland has also advised the Company that if the New Advisory Agreement is adopted by the stockholders and the Transaction closes, Highland intends to propose to the Company's Board of Directors that the Company change its name to Prospect Street Income Shares Inc.

     The following table sets forth the name, title and principal occupation of each executive officer of Highland:

    Name And Address                 Title                             Principal Occupation
    ----------------                 -----                             --------------------
James D. Dondero*.......    President                      President of Highland Capital
  13455 Noel Road
  Suite 1300
  Dallas, Texas 75240
Mark K. Okada...........    Executive Vice President       Executive Vice President of Highland Capital
  13455 Noel Road
  Suite 1300
  Dallas, Texas 75240
Todd Travers............    Senior Portfolio Manager       Senior Portfolio Manager
  13455 Noel Road
  Suite 1300
  Dallas, Texas 75240

---------------
* Mr. Dondero, through his ownership of Highland's corporate general partner, is a controlling person of Highland and may be deemed to be the "Parent" (as such term is defined in item 22 of Rule 14a-101 of the Securities Exchange Act of 1934, as amended) of Highland.

     At a meeting held for such purpose on February 9, 2001, the Board of Directors, including a majority of the directors who are not "interested persons" (as defined in the 1940 Act) of CAC or the Company (the "Independent Directors"), by votes cast in person, approved the New Advisory Agreement. Pursuant to the 1940 Act, the New Advisory Agreement must be approved by a majority of the outstanding voting securities of the Company. A majority, for such purposes, means the lesser of (a) 67% of the Company's outstanding voting securities present at a meeting if the holders of more than 50% of the outstanding voting securities of the Company are present in person or by proxy, or (b) more than 50% of the outstanding voting securities of the Company. The Company's only outstanding voting securities are the outstanding shares of its common stock.

                           THE NEW ADVISORY AGREEMENT

     The types of services contemplated to be performed by Highland under the New Advisory Agreement (a copy of which is attached hereto as Exhibit A) are identical to the types of services currently performed by CAC under the Existing Advisory Agreement. Thus, under the New Advisory Agreement, Highland will provide the Company with an investment program complying with the investment objectives, policies and restrictions of the Company and, in carrying out such program, make the investment decisions and will be responsible for the investment and reinvestment of the Company's assets. Highland will perform research, statistical analysis and continuous supervision of the Company's investment portfolio. Highland will bear the cost of fees, salaries or other remuneration of directors and officers of the Company who also serve as officers or employees of, or special consultants to, Highland or any of its affiliated companies. Highland also will pay for office space, facilities and business equipment. In return for its advisory services, the Company will pay Highland a monthly fee at an annual rate of 1/2 of 1% of the average weekly net assets of the Company. The New Advisory Agreement does not require employees of Highland to devote their exclusive efforts to the Company's account, and it is expected that they will provide investment management services for Highland's other accounts and its affiliates.

     The Company will pay all its costs and expenses, except those expressly assumed by Highland. The costs and expenses borne by the Company include directors' fees not borne by Highland, custodian expenses, legal fees, costs of keeping the Company's books and records, fees and expenses of independent accountants, costs of acquiring and disposing of portfolio securities, interest, taxes, stock exchange listing expenses and fees, costs and fees of registration with and reporting to the SEC, costs of the Company's Automatic Dividend Reinvestment Plan, and fees and expenses of the Company's transfer agent, registrar, custodian and dividend disbursing agent. However, if such costs and expenses (excluding interest, taxes, brokers' charges and expenses, extraordinary costs and expenses and, the costs and expenses incident to the public offering or private placement of securities of the Company, including debt or preferred securities, other than the costs and expense incident to the issuance of shares in connection with the Automatic Dividend Reinvestment Plan) borne by the Company in any fiscal year exceed 1 1/2% of average net assets up to $30,000,000 plus 1% of average net assets over $30,000,000, Highland is obligated to reimburse the Company for any excess pursuant to the New Advisory Agreement. The determination of whether such reimbursement is due is made monthly, on an accrual basis, and to the extent that such reimbursement is due it serves as an offset against the investment advisory fee payable monthly by the Company to Highland. If, at the end of the Company's fiscal year, full reimbursement has not been accomplished by such monthly offsetting, the balance due must be paid by Highland to the Company.

     The principal differences between the New Advisory Agreement and the Existing Advisory Agreement are as follows:

     - Under the New Advisory Agreement, Highland, not CAC, will serve as the Company's investment adviser;

     - The Existing Advisory Agreement is currently in effect for successive one-year terms (subject to certain approvals). The New Advisory Agreement will have an initial term of two years, followed by successive one-year terms (subject to the same approvals);

     - Because Highland, unlike CAC, is organized as a partnership, the New Advisory Agreement will, under the requirements of the Investment Advisers Act of 1940, as amended, contain a provision requiring Highland to inform the Company if there is any change in Highland's general partner;

     - The Existing Advisory Agreement restricts CAC and its affiliates (and their respective officers and directors) from buying and selling shares of the Company's common stock (including short sales) in ordinary market transactions. The New Advisory Agreement will eliminate these restrictions and Highland and its affiliates (and their respective officers and directors) will be able to buy and sell shares of the Company's common stock in ordinary market transactions, subject to the provisions of applicable law;

     - The New Advisory Agreement specifies that (a) the types of costs and expenses to be borne by the Company include costs and expenses incident to any public offering of the Company's securities (not just equity securities), as well as insurance premiums on fidelity, errors and omissions and other insurance coverages (including the expense of obtaining and maintaining a fidelity bond as required by Section 17(g) of the 1940 Act, which may also cover Highland) and (b) extraordinary costs and expenses of the Company include expenses incurred by the Company in connection with actions, suits or proceedings to which it is a party and expenses relating to the Company's legal obligation to provide indemnities with respect thereto;

     - The New Advisory Agreement provides indemnification for Highland for various expenses of threatened or pending litigation including all losses, claims or damages and reasonable attorney's fees and expenses so long as a reasonable determination has been made by i) a final court decision; ii) a majority of the Independent Directors or iii) independent legal counsel that the loss, claim or damages did not result from Highland's willful misfeasance, bad faith or gross negligence in the performance of its duties, or the reckless disregard of its obligations and duties under the New Advisory Agreement;

     - The New Advisory Agreement requires the Company to change its name from "Prospect Street" if requested by Highland and Highland is no longer the Company's investment adviser; and

     - The New Advisory Agreement clarifies that costs and expense relating to the Company's issuance of a public offering of the Company's securities are excluded from the expense cap limitation as well as any extraordinary costs and expenses as determined by the Board in the exercise of its business judgment.

            BOARD OF DIRECTORS REVIEW OF THE NEW ADVISORY AGREEMENT

     Before approving the New Advisory Agreement, the Board of Directors of the Company reviewed the material factors relating to its evaluation of Highland and the New Advisory Agreement.

     At a special meeting held on February 9, 2001, the Board of Directors met with senior management personnel of CAC and Highland to consider the New Advisory Agreement. The Independent Directors had the assistance of independent legal counsel who provided advice on, among other things, the Board's fiduciary obligations in considering the New Advisory Agreement.

     In connection with this review, Highland represented to the Board that it intends to comply with Section 15(f) of the 1940 Act as described above. Highland advised the Board that it does not have any express or implied understanding or arrangement that would be reasonably expected to impose an "unfair burden" on the Company as a result of the Transaction. CAC also represented that it does not have any express or implied understanding or arrangement that would be reasonably expected to impose an "unfair burden" on the Company as a result of the Transaction. Further, both Highland and CAC represented that as a result of the Transaction, the Company would not incur any costs above those that it would normally incur.

     In evaluating the New Advisory Agreement, the Board of Directors reviewed materials furnished by Highland, CAC and the Independent Directors' special legal counsel. The Board reviewed information about Highland, including its personnel, operations and financial condition, as well as its existing investment company operations. The Board reviewed the investment performance of Highland in connection with similar investment vehicles and its investment policies, strategies and credit evaluation procedures. The Board considered Highland's proposed investment strategies for the Company and their likely effect on the Company and its performance. The Board evaluated the Highland resources available to manage the Company, as compared to those available to CAC, and, in particular, reviewed Highland's ability to address specific closed-end bond fund issues. The Board considered the Company expense levels that may result from the Company being a part of a multiple fund family. The Board also considered the due diligence report prepared by CAC and reviewed the terms of the Transaction. In addition, the Board discussed the required repayment obligation for the Company's existing bank credit facility if Highland becomes the Company's investment adviser.

     In evaluating the terms of the New Advisory Agreement, the Board considered information regarding comparable fees for similar type closed-end bond funds and the likely profitability to Highland of the New Advisory Agreement. The Board considered those aspects of the contract that differed from those of the Company's Existing Advisory Agreement.

     Based upon the information reviewed, the Board concluded that stockholders of the Company would be likely to benefit from the proposed New Advisory Agreement with Highland. The Board of Directors, including the Independent Directors voting separately, unanimously approved the New Advisory Agreement and recommended to stockholders the approval of the New Advisory Agreement based upon the Board's determination that the New Advisory Agreement was in the best interests of the Company and its stockholders.

     The Board specifically considered the following items as relevant to its recommendation: (1) the potential for improvement in Company performance; (2) Highland has substantial resources devoted to the investment advisory process;
(3) Highland has adequate financial strength and resources to fulfill its commitment to manage the Company; (4) the experience and performance record of Highland in managing similar investment pools and a closed-end investment company; (5) the favorable history, reputation and qualifications of Highland, as well as the qualifications of its personnel; (6) the potential benefits, including any economies of scale to Company stockholders resulting from the Company being a part of a multiple fund family; (7) the advisory fee rate under the New Advisory Agreement would be the same as under the Existing Advisory Agreement; (8) the differences between the New Advisory Agreement and the Existing Advisory Agreement were reasonable and were consistent with industry practice; (9) the commitment of Highland and CAC to pay any incremental costs of the Company as a result of seeking stockholder approval of the New Advisory Agreement; (10) the costs and benefits of replacement financing for the Company's existing bank credit facility; and (11) other factors deemed relevant by the Directors.

                            BENEFITS TO STOCKHOLDERS

     The Independent Directors have identified the following benefits which the stockholders are anticipated to realize as a result of the Transaction:

     1. In engaging Highland, the Company is believed to be contracting with an organization having a greater depth of personnel in relation to high yield securities with the potential of strengthening the investment advisory services available to the Company.

     2. Highland has committed not to seek any increase in the investment advisory fee rate for two years after the closing (i.e., during the initial two-year period of the New Advisory Agreement).

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL.

     The adoption of Proposal 1 is contingent on the election of the persons described in Proposal 2 as nominees for director of the Company and the adoption of Proposals 4a and 4b regarding the Company's ability to issue preferred shares. Accordingly, if all of the persons described in Proposal 2 are not elected as directors of the Company or Proposals 4a and 4b are not adopted, Proposal 1 will not be adopted even if it receives the required stockholder vote for approval.

                           MISCELLANEOUS INFORMATION

     The Bank of New York acts as transfer agent, registrar and dividend disbursing agent for the Company.

     The Chase Manhattan Bank acts as custodian for the Company.

     Chase Global Funds Service Company provides accounting and pricing services to the Company.

     Neither The Bank of New York, The Chase Manhattan Bank nor Chase Global Funds Service Company performs any managerial or policy making functions for the Company.

        2.  ELECTION OF DIRECTORS IF NEW ADVISORY AGREEMENT IS APPROVED

     If the New Advisory Agreement is adopted by the stockholders, five directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. To be elected, they must receive the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy. The nominees listed below have been nominated by the nominating committee of the Board of Directors. None of the nominees for director has previously served as a director of the Company. However, all of the nominees for director presently serve as directors of Prospect Street, a registered closed-end bond fund that is advised by Highland. See Proposal 1 for a discussion of the adoption of the New Advisory Agreement. In tandem with that change, the nominating committee determined that it would be a benefit to the Company's stockholders if the Company had the same board of directors as Prospect Street. In considering the qualifications of the nominees for director, the nominating committee reviewed the backgrounds of the proposed directors with Highland and found the nominees to be well-qualified to serve as directors of the Company. The nominating committee also evaluated the process by which these nominees were chosen to be directors of Prospect Street, determined their independence from Highland management, noted their regular access to independent counsel and reviewed the potential economies of scale from having the same board of directors as Prospect Street. Each independent director of Prospect Street receives $10,000 as annual compensation for his service as a director of Prospect Street, $2,000 per meeting for in-person attendance, $1,000 per meeting for telephone attendance and $1,000 per committee meeting attended. After consideration of the relevant information, the nominating committee concluded that all of the nominees will be able to represent the interests of stockholders well if they serve as directors of the Company. If any of the nominees is unable to serve as a director, the persons named in the proxy will vote the proxies for such other persons as the nominating committee may select. All of the nominees listed below have agreed to serve as directors if elected. The

Company presently knows of no reason why any of the nominees listed below will be unable to serve if elected.

                                                                                             NUMBER OF
                                                                                            WHOLE SHARES
                                                                                               OWNED
                                                                                            BENEFICIALLY
                                     PRINCIPAL OCCUPATION FOR THE LAST FIVE                AS OF MARCH 1,
           NOMINEE                     YEARS AND OTHER DIRECTORSHIPS HELD           AGE         2001
           -------                   --------------------------------------         ---    --------------
James D. Dondero*.............  James D. Dondero's background information is        37          None
                                  described in Proposal 1.
John William Honis............  A private investor since May, 1999. President       42          None
                                  and owner of Saratoga Telephone from 1991 to
                                  1999. From 1989 to May 1999, he served as
                                  President and owner of Northeast Phone System
                                  Communication Group. From 1995 to March 1999,
                                  he also served as Vice President of Value Call
                                  International, Inc. Director, Jenna Foundation
                                  for Non-Violence and Director of Prospect
                                  Street since January 2000.
Timothy K. Hui................  Director of Learning Resources, Philadelphia        52          None
                                  Biblical University, since September 1998.
                                  From 1993 to August 1998 managing partner of
                                  Hui & Malik, (attorneys and counselors) L.L.P.
                                  Director of Prospect Street since January
                                  2000.
Scott F. Kavanaugh............  Executive Vice President & Treasurer and a Board    40          None
                                  member of Commercial Capital Bank since
                                  January 2000. Managing Principal and Chief
                                  Operating Officer and member of the board of
                                  Financial Institutional Partners Mortgage
                                  Company and the Managing Principal and
                                  President of Financial Institutional Partners,
                                  LLC, (an investment banking firm) from April
                                  1998. Managing Partner and Director of Trade,
                                  Great Pacific Securities, Inc., (an investment
                                  banking firm) from 1991 to April 1998.
                                  Director of Prospect Street since January
                                  2000.

                                                                                             NUMBER OF
                                                                                            WHOLE SHARES
                                                                                               OWNED
                                                                                            BENEFICIALLY
                                     PRINCIPAL OCCUPATION FOR THE LAST FIVE                AS OF MARCH 1,
           NOMINEE                     YEARS AND OTHER DIRECTORSHIPS HELD           AGE         2001
           -------                   --------------------------------------         ---    --------------
James F. Leary................  Managing Director, Benefit Capital Southwest,       70          None
                                  Inc., (a financial consulting firm), since
                                  January 1999. From 1995 to December 1998, Vice
                                  Chairman, Finance and a Director of Search
                                  Financial Services, Inc., a financial services
                                  firm, which filed a petition for
                                  reorganization under Chapter 11 of the
                                  Bankruptcy Code in March 1998. Director,
                                  Associated Materials, Inc. (manufacturer of
                                  building products), Capstone Group (a group of
                                  mutual funds) and MESBIC Ventures, Inc. (a
                                  minority enterprise SBIC). Director of
                                  Prospect Street since January 2000.

---------------
* Mr. Dondero would, if elected, be deemed to be an "interested person" of Highland and the Company under the 1940 Act. Mr. Dondero is President and Chief Investment Officer of Highland.

     If elected, it is anticipated that Messrs. Honis, Hui, Kavanaugh and Leary will serve on the Audit and Nominating Committees.

     No nominee for director under this Proposal 2 has served as an officer of the Company or Highland or had any other material interest in or relationship with the Company, Highland or any of their respective affiliates during the past five years, except as specified in the above table listing the nominees for election as directors of the Company.

     The election of directors under this Proposal 2 is contingent on stockholder approval of Proposals 1, 4a and 4b. Accordingly, if any of Proposals 1, 4a or 4b are not adopted by the required votes of stockholders, no person will be elected as director of the Company under this Proposal 2.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ELECTION OF ALL OF THE NOMINEES FOR DIRECTOR.

 3.  ELECTION OF DIRECTORS IF NEW INVESTMENT ADVISORY AGREEMENT IS NOT APPROVED

     If Highland does not become the Company's new investment advisor, six directors are to be elected at the Annual Meeting to hold office until the next Annual Meeting of Stockholders and until their successors are elected and qualified. To be elected, they must receive the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy. The nominees listed below have been nominated by the Nominating Committee of the Board of Directors. If any of the nominees are unable to serve as a director, the persons named in the proxy will vote the proxies for such other persons as the nominating committee may select. All of the nominees listed below have agreed to serve as directors if elected. The Company presently knows of no reason why any of the nominees listed below will be unable to serve if elected. All nominees are presently directors of the Company whose terms expire at the Annual Meeting or, if later, when their successors are elected and qualified.

                                                                                              NUMBER OF
                                                                                             WHOLE SHARES
                                                                                                OWNED
                                                                                             BENEFICIALLY
                                  PRINCIPAL OCCUPATION FOR THE LAST               DIRECTOR  AS OF MARCH 1,
         NOMINEE               FIVE YEARS AND OTHER DIRECTORSHIPS HELD       AGE   SINCE       2001 (1)
         -------               ---------------------------------------       ---  --------  --------------
Edward S. Bottum.........  Managing Director, Chase Franklin Corporation     67     1999         None
                             (merchant banking)(2) since April 1990;
                             Director, Kellwood Company (women's apparel
                             manufacturer) since 1981; Director,
                             Petmedexpress.com (on-line Internet Company)
                             since August 1999; Trustee and Chairman,
                             Pacific Innovations Trust (mutual fund for
                             variable annuities) since December 1997 and
                             December 1996, respectively; Trustee,
                             Underwriters Laboratories, Inc. (product
                             safety certification) since May 1997; Former
                             Vice Chairman, Continental Bank N.A. (retired
                             1990).
Franklin A. Cole.........  Chairman of the Board, Croesus Corporation        74     1985       1,100(3)
                             (financial services, investments and invest-
                             ment management); Director, Aon Corporation
                             (insurance holding company) and Duff & Phelps
                             Utilities Income Inc. (closed-end investment
                             company).
Richard W. Dubberke*.....  Vice President and Treasurer of the Company;      63     1975       1,000(5)
                             Committee Member of Continental Assurance
                             Company Separate Account (B) (open-end
                             investment company); Vice President and
                             Manager of Continental Casualty Company
                             ("Casualty"), Bond Investments of CAC and
                             Casualty(4).
Marilou R. McGirr*.......  Vice President and Assistant Treasurer of the     48     1998         100
                             Company since April 1992; Vice President of
                             CAC and Casualty since January 1997, Assistant
                             Vice President of CAC and Casualty from
                             January 1995 to January 1997. Committee Member
                             and Chairman of the Committee of Continental
                             Assurance Company Separate Account (B)
                             (open-end investment company) since November
                             1997.
David G. Taylor..........  Retired; formerly Managing Director, Chemical     71     1995         None
                             Bank.
David J. Vitale..........  President and Chief Executive Officer of Chi-     54     1995         None
                             cago Board of Trade as of March 2001; formerly
                             Vice Chairman, Bank One Corporation from
                             October 1998 to November 1999; Vice Chairman
                             of First Chicago NBD and President, First
                             National Bank of Chicago since November 1995;
                             Director, Duff & Phelps Utilities Income Inc.

-------------------------
 * An "interested person", as defined in Section 2(a) (19) of the 1940 Act, of the Company and of CAC, by virtue of being an officer of the Company and an officer of CAC.

(1) The shares listed are owned with sole voting power and sole investment power, except as otherwise indicated. As of March 1, 2001, the shares owned by all six nominees, in the aggregate, represented .024% of the outstanding shares of the Company's common stock.

(2) Mr. Bottum is a director of Chase Franklin, a registered broker dealer registered with the SEC. Chase Franklin does not execute portfolio transactions for the Company nor does it engage in principal transactions with or act as an underwriter for the Company. Mr. Bottum has advised the Company that Chase Franklin will not execute portfolio transactions for, engage in principal transactions with, or act as an underwriter for the Company during any period when he is a Director. Accordingly, Mr. Bottum will not be considered an interested person of the Company because of his relationship with Chase Franklin.

(3) 200 of these shares are beneficially owned by Mr. Cole and his spouse in joint tenancy. Mr. Cole shares voting power and investment power with respect to such 200 shares with his spouse.

(4) CNA Financial Corporation owns all of the stock of Casualty which, in turn, owns all of the stock of CAC.

(5) All of these shares are beneficially owned by Mr. Dubberke's spouse. Mr. Dubberke's shares voting power and investment power with respect to such shares with his spouse.

     No nominee for director under this Proposal 3 has served as an officer of the Company or CAC or had any other material interest in or relationship with the Company, CAC or any of their respective affiliates during the past five years, except as specified in the above table listing the nominees for election as directors of the Company.

     No person will be elected as a director of the Company under this Proposal 3 if Proposals 1, 2, 4a and 4b are adopted by the Company's stockholders.

      ADDITIONAL INFORMATION REGARDING THE BOARD OF DIRECTORS AND OFFICERS

STANDING COMMITTEES

     The Board of Directors annually elects certain of its members to standing audit and nominating committees. Messrs. Edward S. Bottum, Franklin A. Cole, David G. Taylor (Chairman) and David J. Vitale are currently members of the Audit Committee. The Audit Committee makes recommendations to the Board of Directors regarding the engagement of the independent auditors; reviews and approves the scope of the audit and the fees and other arrangements regarding such services; reviews the independence of the auditors; reviews with the independent auditors the plan and results of the audit engagement; and generally reviews the adequacy of the Company's accounting systems and internal accounting controls. Messrs. Bottum, Cole (Chairman), Taylor and Vitale are currently members of the Nominating Committee. The Nominating Committee reviews the performance of incumbent directors and officers; considers candidates for the Board of Directors and officers of the Company; and makes recommendations to the Board of Directors regarding retention of incumbent directors, selection of nominees for election as directors and election as officers of the Company, and membership on the standing and ad hoc committees of the Board of Directors. The Nominating Committee will consider nominees recommended by the stockholders for election as directors at the 2002 Annual Meeting of Stockholders. Such recommendations should be submitted in writing to the Secretary of the Company, not later than December 31, 2001, so that the Nominating Committee will have ample time to evaluate the recommendations. If Highland becomes the new investment adviser, recommendations should be submitted to the Company's Secretary at Highland Capital Management, L.P., 13455 Noel Road, Suite 1300, Dallas, Texas 75240. If Highland does not become the new investment adviser, recommendations should be addressed to the Company's Secretary at CNA Plaza, 23S, Chicago, Illinois 60685. The Board of Directors does not have a standing compensation committee.

MEETINGS

     The Board of Directors held four meetings in 2000. In addition, the Audit Committee held two meetings and the Nominating Committee held two meetings in 2000. Each incumbent director attended at least 75% of the meetings of the Board of Directors held while he was serving as a member thereof. Each member of the Audit and Nominating Committees attended 75% of the meetings thereof held while he was serving as a member thereof.

REMUNERATION OF DIRECTORS AND OFFICERS

     The Company pays each of its directors a director's fee and reimburses directors for expenses incurred in attending meetings of the Board of Directors and committees thereof, except that no payments are made to any directors who are officers or employees of or special consultants to the Company's investment adviser, or any of its affiliated companies. The director's fee is currently $10,000 per annum. Directors who are not "interested persons" (as defined in the 1940 Act) received an aggregate of $11,007 in reimbursement for expenses in 2000. The Company pays no other compensation to its directors or officers for their services.

     The following table sets forth information regarding the compensation of all directors of the Company for services rendered in 2000 to the Company and to funds deemed to be included in the same fund complex as the Company. A "fund complex" for this purpose means any two or more funds that hold themselves out to investors as related companies or that have a common or related investment adviser.

                               COMPENSATION TABLE

                                                                                                        Total
                                                           Pension or                                compensation
                                        Aggregate      retirement benefits    Estimated annual    from fund and fund
                                       compensation    accrued as part of      benefits upon       complex paid to
     Name of person, position           from fund         fund expenses          retirement           directors
     ------------------------          ------------    -------------------    ----------------    ------------------
Edward S. Bottum,
  Director.........................      $10,000              None                  None               $10,000
Franklin A. Cole,
  Director.........................      $10,000              None                  None               $10,000
Sidney A. Davison,
  Former Director..................      $ 2,953              None                  None               $ 2,953
Richard W. Dubberke,
  Director*........................      None                 None                  None              None
Marilou R. McGirr,
  Director*........................      None                 None                  None              None
David G. Taylor,
  Director.........................      $10,000              None                  None               $10,000
David J. Vitale,
  Director.........................      $ 7,047              None                  None               $ 7,047

---------------
* An "interested person" (as defined in Section 2(a)(19) of the 1940 Act).

EXECUTIVE OFFICERS

     The Company has five executive officers: Richard W. Dubberke, Lynne Gugenheim, Meghan K. Johnson, Marilou R. McGirr and Douglas B. Schaeffer. Ms. Gugenheim is 41 years old and has been Secretary of the Company and Continental Assurance Company Separate Account (B) since April 1995. Since January 2000, Ms. Gugenheim has been a Group Vice President and Deputy General Counsel of CAC and Casualty. From January 1996 to March 2000, Ms. Gugenheim was been a Vice President and Associate General Counsel of CAC and Casualty. Ms. Johnson is 32 years old and has been a Vice President of the Company since August 1997, Director, Money Desk, of CAC and Casualty since August 1997, Manager, Money Desk of CAC and Casualty from September 1995 to August 1997. Prior thereto, Ms. Johnson was Capital Markets Administrator at Ameritech Corporation. Mr. Schaeffer is 36 years old and has been Vice President of the Company since April 1998, Director, Derivative

Investments of CAC and Casualty since November 2002; Director, Securities Operations, of CAC and Casualty from March 1996 to November 2000 and Short Term Portfolio Manager of CAC and Casualty from October 1994 to March 1996. All officers are elected annually to serve for terms of one year and until their respective successors are elected and qualified. Information regarding Mr. Dubberke and Ms. McGirr is contained in Proposal 3. Election of Directors if New Advisory Agreement is not approved of this Proxy Statement.

      ADDITIONAL INFORMATION ABOUT CAC AND THE EXISTING ADVISORY AGREEMENT

     At a meeting held for such purpose on February 9, 2001, the Board of Directors, including the Independent Directors, by votes cast in person, approved the continuation of the Existing Advisory Agreement if the stockholders do not approve the New Advisory Agreement. The continuation of the Existing Advisory Agreement was last approved by the stockholders at the 2000 Annual Meeting of Stockholders held on April 17, 2000. If Highland does not become the new investment adviser, the Existing Advisory Agreement will continue from year to year thereafter so long as such continuance is specifically approved at least annually by (1) the Board of Directors or the vote of the holders of a majority of the outstanding voting securities of the Company and (2) the vote of a majority of the Independent Directors cast in person at a meeting called for the purpose of voting upon such approval.

     CAC is a stock life insurance company organized under the Illinois Insurance Code in 1911 and is an investment adviser registered under the Investment Advisers Act of 1940. As of December 31, 2000, it had total assets of approximately $13.4 billion and equity of approximately $2.4 billion. CAC operates eleven "separate accounts" which had total assets aggregating approximately $4.3 billion as of December 31, 2000. As of April 1, 2001, Casualty also owned 141,037 shares of common stock of the Company, constituting 1.5% of the outstanding shares of the Company's common stock.

     The directors of CAC are Robert V. Deutsch, Bernard L. Hengesbaugh, Jonathan D. Kantor, Donald P. Lofe, Jr., Gary J. Owcar and Thomas Pontarelli, CNA Plaza, Chicago, Illinois 60685. Mr. Hengesbaugh is Chairman, President and Chief Executive Officer of CAC and Casualty, Mr. Deutsch is Executive Vice President and Chief Financial Officer of CAC and Casualty, Mr. Kantor is Executive Vice President, Secretary and General Counsel of CAC and Casualty, Mr. Owcar is Executive Vice President, CNA Worldwide Field Operations of CAC and Casualty and Mr. Pontarelli is Executive Vice President, Human Resources and Corporate Services of CAC and Casualty.

     CAC has an affiliate, CNA Investor Services, Inc. ("Investor Services"), which is a registered broker-dealer. The Company had no transactions with Investor Services during 2000, 1999 and 1998. The Company paid $4,995, $7,621 and $900 in brokerage commissions to broker-dealers in 2000, 1999 and 1997 respectively. The rate of portfolio turnover for the Company during 2000, 1999 and 1998 was 33%, 36% and 27%, respectively.

     Loews Corporation, a Delaware corporation ("Loews"), 667 Madison Avenue, New York, New York 10021-8087, with interests in insurance, hotels, watches and other timing devices, drilling rigs and tobacco, owned approximately 87% of the outstanding voting stock of CNA Financial Corporation as of December 31, 2000. As of December 31, 2000. Laurence A. Tisch and Preston R. Tisch owned approximately 33% of the outstanding common stock of Loews and may therefore be deemed to be parents of Loews, and thus of CNA Financial and CAC, within the meaning of the federal securities laws. Laurence A. Tisch and Preston R. Tisch are brothers.

     CNA Financial Corporation owns all of the stock of Continental Casualty Company ("Casualty") which, in turn, owns all of the stock of CAC.

               4.  APPROVAL OF AMENDMENTS IN CONNECTION WITH THE
  COMPANY'S ABILITY TO ISSUE PREFERRED STOCK IN ONE OR MORE CLASSES OR SERIES

     THE ADOPTION OF PROPOSALS 1 AND 2 ARE CONTINGENT UPON THE ADOPTION OF PROPOSALS 4A AND 4B. ACCORDINGLY, IF PROPOSALS 4A AND 4B ARE NOT ADOPTED, PROPOSAL 1 WILL NOT BE ADOPTED AND THE PERSONS DESCRIBED IN PROPOSAL 2 WILL NOT BE ELECTED EVEN IF THOSE PROPOSALS RECEIVE THE REQUIRED VOTE.

PROPOSAL 4A:  APPROVAL OF AMENDMENTS TO THE COMPANY'S CHARTER TO PERMIT THE
              ISSUANCE OF PREFERRED STOCK OF THE COMPANY

     The Board of Directors has approved, subject to stockholder approval, amendments to the Company's Charter (the "Charter") that, along with the proposed amendments to the Company's fundamental investment policies discussed below, would authorize the Company to issue up to 1,000,000 shares of Preferred Stock in multiple classes or series (any such series or classes of preferred stock are referred to herein as the "Preferred Stock"), with rights as determined by the Board of Directors, by action of the Board of Directors without further stockholder approval. These amendments would permit the Company to issue preferred securities, such as variable rate preferred securities. The amendments to the Charter also permit the Board of Directors without stockholder approval to classify and reclassify shares of common stock or preferred stock and authorize the issuance of up to an aggregate of 16,000,000 shares of stock. The text of the proposed amendments to the Charter is included as Exhibit B to this Proxy Statement. Holders of existing shares of the Company's common shares have no preemptive right to purchase or otherwise acquire any Preferred Stock that might be issued.

                           REASONS FOR AUTHORIZATION

     At telephonic meetings held on April 6, 2000 and April 16, 2001, the Board of Directors concluded that the ability to issue a Preferred Stock in one or more series would be in the best interests of the Company and the holders of common stock. The Board of Directors noted that, historically, the Company has been able to earn higher income for its common stock due to leveraging than it would likely have to pay on Preferred Shares and that, therefore, the issuance of Preferred Stock likely would increase the net investment income available to the holders of the common stock. The Company in its prospectus dated May 3, 1973, included a restriction on the issuance of senior securities other than for the purpose of borrowing money for investment leverage. The Company first used investment leverage in 1984 by issuing public debt instruments and, more recently, a credit facility program with a financial institution. Because of the historical spread between the Company's borrowing rates and the yields received on the Company's invested assets, borrowing has increased distributions paid to stockholders of the Company each year since 1984. For the Company's fiscal year ended December 31, 2000, the Company's average outstanding loan balance was $30 million. The issuance of Preferred Stock would lower the cost of leveraging, if the cost of having Preferred Stock is less than the cost of borrowing through the existing credit facility program.

     In considering whether to approve or disapprove the proposed amendments to the Charter and fundamental investment policies discussed below, stockholders should consider not only the potential advantages of the issuance of Preferred Stock discussed below, but also the income tax considerations discussed below under "Certain Federal Income Tax Considerations," and the possible effects of leverage and voting rights accorded preferred stockholders discussed below under "Risks of Issuance of Preferred Stock." Another effect of the issuance of Preferred Stock would be to increase the dollar amount of the investment advisory fee payable by the Company to its investment adviser under the investment advisory agreement, because these fees are calculated as a percentage of the net assets (which includes the proceeds of Preferred Stock but does not include the proceeds from bank borrowings) of the Company. Therefore, both Highland and CAC would have an interest in continuing the Company's leverage through Preferred Stock rather than other financing methods involving borrowings. However, Highland has agreed that if it becomes the Company's investment adviser, it will waive the advisory fees payable to it as a result of the issuance of the Preferred Stock for two years.

                       THE NEED FOR REPLACEMENT FINANCING

     The Company's existing $30 million credit facility with Bank One, N.A. (the "Existing Credit Facility") is required to be repaid if the Company's investment adviser is not controlled directly or indirectly by CNA Financial. If Proposals 1 and 2 are adopted by the Company's stockholders, because Highland has no affiliation with CAC, a change in the investment adviser would require repayment of the Existing Credit Facility by the closing of the Transaction. Because the investment leverage historically has been beneficial to the stockholders and continues to be beneficial currently, the Board voted that the investment leverage should be maintained. CAC presented information to the Board on various financing alternatives comparing them to each other and to the Existing Credit Facility on both a current and historical basis. In exploring the various financing alternatives, the Board considered 1) the positive effect that investment leverage has provided to the stockholders on an historical basis, 2) the initial and annual costs of issuance of each financing alternative, 3) the relative lack of availability of financing alternatives for borrowing mechanisms other than preferred stock given current market conditions for those alternatives and the size of the issuance, 4) the costs of terminating the Company's existing interest rate swap which has been used to hedge the floating interest rate on the Existing Credit Facility (the "Interest Rate Swap"), 5) the effect on the advisory fee for each alternative, 6) the flexibility of the alternatives in relation to maintaining leverage only when there is a positive difference between the borrowing costs and the Company's investment opportunities, 7) the anticipated market conditions when the Existing Credit Facility expires in June, 2002 or is terminated if the Transaction is closed, 8) the balance sheet and income statement effects of each alternative, the termination of the Interest Rate Swap and the repayment of the Existing Credit Facility and 9) the estimated breakeven periods for the costs for each alternative and the reasonableness of those costs. After consideration of these factors, the Board of Directors determined that based upon historical data stockholders were likely to increase their rate of return through the use of Preferred Stock and that, therefore, the issuance of preferred shares is in the best interests of the stockholders whether the Transaction closes or not. The Preferred Stock to be issued initially would be in the amount of $30,000,000, have a weekly dividend payment and reset determined by the bids of the holders of Preferred Stock and have redemption rights by the Company.

                          ISSUANCE OF PREFERRED STOCK

     If stockholders approve the proposed amendments to the Charter and the proposed amendments to the Company's fundamental investment policies discussed below, the Board of Directors of the Company may approve the issuance of Preferred Stock in one or more initial series without further stockholder approval, which may be similar but may potentially differ in a number of respects. The Board will have the authority to set or change, subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series of stock prior to its issuance. Any of the terms described above may be made dependent upon facts or events determinable outside the Charter (including determinations by the Board or other facts or events within the control of the Company) and may vary among the holders, so long as the manner in which these facts, events or variations is clearly stated in the relevant articles supplementary filed with the State of Maryland. The Board of Directors believes that issuing one or more series of Preferred Stock ordinarily would increase the net investment income available for distribution to the holders of the common stock because of the effect of leverage (see "Risks of Issuance of Preferred Stock -- Leverage" below), although there can be no assurance that such increase would in fact be achieved.

     The Company would generally have the right to redeem any Preferred Stock on or about any preferred dividend payment date, at a stated redemption price plus an amount equal to accumulated and unpaid dividends.

     The Company would make the proceeds of the issuance of Preferred Stock available for investment in accordance with the Company's investment objectives and policies. CAC reported to the Board of

Directors that it expects that under current investment conditions, the Company would be able to earn income on the proceeds of the Preferred Stock that exceeds the dividends that would be payable to the preferred stockholders, thereby providing greater income to the holders of the common stock. Further, CAC reported that because interest payable on the portfolio instruments held by the Company shifts periodically to reflect changes in prevailing interest rates, it is not expected that changes in the Company's dividend obligations on the Preferred Stock would adversely affect in a material respect the dividends earned by the common stockholders. Of course, stockholders would be subject to the usual credit risk that the issuers of the senior loans and other assets held by the Company may not meet their obligations to pay interest and principal.

     Any incremental investment income available from investing new funds reduced by expenses attributable thereto (net incremental investment income) would be available for distribution to the holders of the common stock and, if the net incremental investment income on the Company's investments exceeds the dividend rate on the Preferred Stock, would enhance the income available on the common stock. Because the holders of the Preferred Stock would be entitled to receive dividends before the holders of the common stock, if the dividend rate on the Preferred Stock were greater than the net incremental investment income earned by the Company on its portfolio investments, the amounts available for distribution to the holders of the common stock would be reduced. The Board of Directors does not intend to approve the issuance of any class of Preferred Stock unless it believes, at the time of such issuance, that the income available on the Company's common stock is likely for the foreseeable future to be enhanced by the issuance. In addition, if, after a series of Preferred Stock were issued, the continuing payment of dividends on such shares had the effect of reducing the income available on the common stock, the Company expects that it would consider the redemption of Preferred Stock, to the extent practical and permitted by the terms of such shares.

     The Company intends to seek a credit rating of any class of Preferred Stock from one or more national securities rating agencies. There can, however, be no assurance that such credit ratings will be obtained. In addition, obtaining such credit ratings will involve additional costs to the Company and may require that the Company agree to various financial and operating restraints as a condition of such credit ratings.

     The proposed amendments to the Charter would permit issuance of one or more classes of stock, including Preferred Stock, without further stockholder approval. Shares of a class may also be divided into one or more series without further stockholder approval. Such broad authorization at this time of classes or series of stock will provide flexibility to take advantage of possible future market opportunities and circumstances. Requiring the stockholders to meet and approve each separate issuance of a class or series would be time-consuming and costly, particularly in those instances where the number of shares to be issued may be small in relation to the total capital of the Company. Moreover, if stockholder approval of such securities were postponed until a specific need arose, the delay could, in some instances, deprive the Company of opportunities otherwise available.

                         DESCRIPTION OF PREFERRED STOCK

     GENERAL. The proposed amendments to the Charter would authorize the Board of Directors to establish at or prior to the time of issuance of Preferred Stock, or any series thereof, the preferences, the issue price or prices and voting rights and other terms, without further action on the part of the common stockholders. Under the 1940 Act, the Company would not be permitted to issue Preferred Stock unless immediately after such issuance the value of the Company's assets, less all liabilities and indebtedness not represented by senior securities (including private or temporary borrowings), would be at least 200% of (i) the aggregate amount of all senior securities representing indebtedness, plus (ii) the aggregate involuntary liquidation preference of any shares (such as the Preferred Stock) having priority as to distribution of assets or payment of dividends over any other shares.

     VOTING RIGHTS. The 1940 Act requires that the holders of any Preferred Stock, voting separately as a single class, have the right to elect at least two Directors at all times, and, subject to the prior rights, if any, of the holders of any other class of senior securities outstanding, to elect a majority of the Directors at any time two years' dividends on the Preferred Stock are unpaid. All other Directors will be elected by the holders of the common shares and the Preferred Stock, voting together as a single class. The 1940 Act also requires that, in addition to any approval by stockholders that might otherwise be required, the approval of the holders of a majority of any outstanding Preferred Stock, voting separately as a class, would be required to (i) adopt any plan of reorganization that would adversely affect the Preferred Stock and (ii) take any action requiring a vote of security holders pursuant to Section 13(a) of the 1940 Act, including, among other things, changes in the Company's sub-classification as a closed-end investment company, changes in the classification of the Company from a diversified investment company or changes in its fundamental investment policies and restrictions. Holders of Preferred Stock will have such other voting rights as are required by law or are provided by the Company's Board of Directors at the time of issuance of the shares, and holders of a particular series of Preferred Stock may be entitled to vote as a separate series on certain matters.

     DIVIDEND AND LIQUIDATION PREFERENCE. Holders of Preferred Stock would be entitled to receive dividends before holders of common stock, and would be entitled to receive the liquidation value (a stated redemption price plus an amount equal to accumulated and unpaid dividends, plus, under limited circumstances, a redemption premium) of their stock before any distributions are made to holders of common stock should the Company ever be dissolved. The dividend rights and liquidation value of a class or any particular series of Preferred Stock would be determined at the time of issuance of shares of the class or series, subject to the requirement of the 1940 Act that the dividends payable on Preferred Stock be cumulative. The Company would not be permitted to pay or declare dividends (except a dividend payable in shares of the Company) or other distributions on the common stock, or the purchase of any common stock by the Company, unless the asset coverage test described above under "General" would be met, after giving effect to the dividend or distribution. In addition, the Company must satisfy the equity insolvency and balance sheet tests under the laws of the State of Maryland prior to declaring a dividend.

                      RISKS OF ISSUANCE OF PREFERRED STOCK

     LEVERAGE. The issuance of Preferred Stock would create leverage which would affect the amount of income available for distribution on the Company's common stock and the net asset value of the common stock. It is expected that the initial dividend rate or rates that would be paid on any class or series of Preferred Stock would be determined at the time of issuance and would depend on various factors including market conditions prevailing at the time. The dividend rate could be reset periodically based on prevailing market prices. As a result, at initial issuance or from time to time thereafter, the dividend rate could exceed both the current yield on the Company's portfolio investments and the yield received by the Company on investments made with the proceeds of the issuance of the offering of Preferred Stock and, therefore, an offering of Preferred Stock could result in a reduction of net investment income available for distribution on common stock.

     Any change in the net asset value of the common stock would be somewhat greater as a result of the issuance of Preferred Stock. In addition, the leverage effect created by the issuance of Preferred Stock could magnify the effect on the holders of common stock of any increase or decrease in the yield on the Company's portfolio for a given period of time. It is not possible to predict now the effect on the net asset value of the Company's common stock that might result from the leverage effect of issuance of Preferred Stock. The Board of Directors does not intend to issue Preferred Stock unless it believes, at the time of such issuance, that such issuance is likely for the foreseeable future to increase the yield on the Company's common stock. Furthermore, since any proposed class or series of Preferred Stock would, in most cases, be generally redeemable on or about any dividend payment date at the option of the Company, those shares of Preferred Stock may be redeemed if, after issuance, redemption were considered advisable by the Board of Directors and the terms of the Preferred Stock permitted such redemption.

     VOTING RIGHTS. The voting rights of the outstanding common stock would be affected upon the issuance of any Preferred Stock, because the holders of any Preferred Stock would have certain class voting rights as described above under "Description of Preferred Stock -- Voting Rights." Voting rights in the Company are non-cumulative.

     OTHER CONSIDERATIONS. The class voting requirements of the Preferred Stock and the representation of the Preferred Stock on the Board of Directors could make it more difficult for the Company to engage in certain types of transactions that might be proposed by the Board of Directors and/or holders of common shares, such as a merger, sale of assets, exchange of securities, liquidation of the Company or conversion to an open-end fund. Holders of Preferred Stock might have interests that differ from holders of common stock and there can be no assurance that holders of Preferred Stock will vote to approve transactions approved by holders of the common stock.

     The flexibility to issue Preferred Stock as well as common stock could enhance the Board of Directors' ability to negotiate on behalf of the stockholders in a takeover, but might also render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by the holder of a large block of the Company's securities and the removal of incumbent management.

                   CERTAIN FEDERAL INCOME TAX CONSIDERATIONS

     GENERAL. Set forth below is a general description of certain federal income tax consequences to the Company, and to the holders of common stock of the Company, of the issuance by the Company of a class of Preferred Stock. The description assumes that the Company will continue to qualify as a regulated investment company under the Internal Revenue Code of 1986, as amended (the "Code"), as it did in its most recent fiscal year, so as to be relieved of federal income tax on net investment income and net capital gains distributed to stockholders. If the Company were prohibited from paying dividends on its common stock by the asset coverage requirements of the Preferred Stock described above under "Description of Preferred Stock," its ability to meet the qualification requirements of the Code might be impaired. The Company expects, however, that to the extent possible it would purchase or redeem Preferred Stock to maintain compliance with such asset coverage requirements. If the Company failed to qualify for taxation as a regulated investment company under the Code in any taxable year, the Company would be subject to tax on its taxable income at corporate rates, and all distributions from earnings and profits, including any distributions of net income and net long-term capital gains, would be taxable to stockholders as ordinary income. In addition, the Company would be required to recognize unrealized gains and make distributions of any undistributed earnings and profits (along with an interest charge) before re-qualifying for taxation as a regulated investment company.

     DEDUCTION FOR DIVIDENDS PAID BY THE COMPANY. As a regulated investment company, the Company is generally entitled to a deduction for dividends paid to its stockholders out of its ordinary income. Under Section 562(c) of the Code, a distribution will not qualify for the deduction for dividends paid unless the distribution is pro rata, with no preferences to any share of the Company as compared with other shares of the same class, and with no preference to one class of shares as compared with another class except to the extent that the former is entitled (without reference to waivers of their rights by stockholders) to such preference. The Company intends to make distributions in a manner that will allow such distributions to qualify for the dividends-paid deduction.

                                 VOTE REQUIRED

     Approval of this Proposal 4a requires the affirmative vote of the holders of shares entitled to cast a majority of the votes entitled to be cast on this matter. This proposal will not be adopted unless Proposal 4b is also adopted by stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL.

PROPOSAL 4B:  APPROVAL OF AMENDMENTS TO THE COMPANY'S FUNDAMENTAL INVESTMENT
              POLICIES TO EXPAND ITS ABILITY TO ISSUE SENIOR SECURITIES

     The Board of Directors has approved, subject to stockholder approval, amendments to the Company's fundamental investment policies regarding the issuance of senior securities that would permit the Company to issue Preferred Stock. As discussed above, the Board of Directors has determined that it would be in the best interests of the Company and its stockholders to permit the Company to issue Preferred Stock. The change in investment restrictions on the issuance of senior securities will not change the Company's investment objective or any of its other investment policies.

     The 1940 Act requires registered investment companies such as the Company to adopt certain specific investment policies that can be changed only by stockholder vote. These policies are often referred to as "fundamental policies." Included among the fundamental policies of the Company are policies regarding the issuance of "senior securities," which includes, among other things, preferred classes of shares.

     The Company's current fundamental policies on the issuance of senior securities are as follows:

     "The Company will not:

          (1) Issue senior securities, as defined in the Investment Company Act of 1940 (the "1940 Act") except in connection with borrowing permitted in item 2 below or to the extent investments in interest rate futures contracts or fixed income options permitted in item 20 below are considered to result in the issuance of senior securities.

          (2) Borrow money, except for investment leverage.

          (3) Mortgage, pledge or hypothecate its assets, except in connection with borrowing money as mentioned in item 2 above . . ."

As amended, the Company's fundamental policies regarding the issuance of senior securities and borrowing would be as follows (language proposed to be deleted is stricken out and language proposed to be added is shown in BOLD PRINT):

     "The Company will not:

          (1) Issue senior securities, as defined in the Investment Company Act of 1940 (the "1940 Act") except in connection with borrowing permitted in item 2 below, ISSUING A CLASS OR CLASSES OF PREFERRED SHARES TO THE EXTENT PERMITTED UNDER THE 1940 ACT or to the extent investments in interest rate futures contracts or fixed income options permitted in item 20 below are considered to result in the issuance of senior securities.

          (2) Borrow money, except for investment leverage.

          (3) Mortgage, pledge or hypothecate its assets, except in connection with borrowing money as mentioned in item 2 above OR THE ISSUANCE OF A CLASS OR CLASSES OF PREFERRED SHARES AS DESCRIBED IN ITEM 1 ABOVE. . ."

     The proposed amendments are necessary in order for the Company to issue a class of preferred shares.

                                 VOTE REQUIRED

     Approval of this Proposal 4b requires an affirmative vote of the lesser of
(i) 67% or more of the shares of the Company present at the Meeting if more than 50% of the outstanding shares of the Company are present or represented by proxy, or (ii) more than 50% of the outstanding shares of the Company. This proposal will not be adopted unless Proposal 4a is also adopted by stockholders.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS PROPOSAL.

                  5.  RATIFICATION OF APPOINTMENT OF AUDITORS

AUDIT COMMITTEE REPORT

     The role of the Audit Committee is to assist the Board of Directors with the responsibility of administering corporate policy in matters of accounting and control in its oversight of the Company's financial reporting process. (The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent", as required by applicable listing standards of the New York Stock Exchange). The Committee operates pursuant to a Charter that was adopted by the Board on July 27, 2000, a copy of which is attached to this Proxy Statement as Exhibit C (the "Charter"). As set forth in the Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee functions as the liaison with the Company's independent auditors. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Committee met twice in 2000.

     In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has also received written confirmations from management with respect to information technology consulting services relating to financial information systems design and implementation and internal audit services provided by the auditors. The Committee has discussed with the auditors the auditors' independence. The Company's Audit Committee considered whether the provision of non-audit services and the provision of information technology services described above are compatible with maintaining the independence of the independent auditors.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor's independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent".

     Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report for the year ended December 31, 2000 filed with the Securities and Exchange Commission.

                        SUBMITTED BY THE AUDIT COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS

                                  Edward S. Bottum
                                  Franklin A. Cole
                                  David G. Taylor (Chairman of the Committee)
                                  David J. Vitale

COMPANY AUDITORS

     Deloitte & Touche LLP served as the Company's auditor for the fiscal year ended December 31, 2000, with responsibilities including auditing the books and records of the Company and reporting from time to time on the financial statements of the Company. At a meeting held on February 19, 2001, the Board of Directors, including the Independent Directors, of CAC or the Company, upon recommendation of the Company's Audit Committee, selected Deloitte & Touche LLP as auditors for the Company for the fiscal year ending December 31, 2001. Pursuant to the 1940 Act, such selection must be submitted to the stockholders for ratification or rejection at the Annual Meeting. Ratification requires the affirmative votes of a majority of the votes cast at the Annual Meeting in person or by proxy. To the best knowledge of the Company, Deloitte & Touche LLP has no direct or material indirect financial interest in the Company. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so, and such representatives will be available to respond to appropriate questions.

AUDIT FEES

     For the year ended December 31, 2000, the aggregate fees, including expenses reimbursed, billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for audit services rendered to the Company were $39,300. For the year ended December 31, 2000, the aggregate fees, including expenses reimbursed, for audit services rendered to CAC and entities controlling, controlled by or under common control with CAC ("CAC and its affiliates") were $4.6 million.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     Deloitte rendered no services to the Company for the year ended December 31, 2000 for information technology services relating to financial information systems design and implementation. The aggregate fees, including expenses reimbursed, billed by Deloitte for professional services rendered to CAC and its affiliates for information technology services relating to financial information systems design and implementation for the fiscal year ended 2000 were $4.3 million.

ALL OTHER FEES

     The aggregate fees, including expenses reimbursed, billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended 2000 were $4,000. The aggregate fees, including expenses reimbursed, billed by Deloitte for services rendered to CAC and its affiliates, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended 2000 were $5.9 million.

     The Board considered whether the provision of non-audit services and the provision of information technology services described above are compatible with maintaining the independence of the independent auditors and made a determination that it was.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION.

                                 OTHER MATTERS

     The Board of Directors does not know of any other matters to be presented at the Annual Meeting other than those mentioned in this proxy statement. If any other business should come before the meeting, the persons named in the proxy will vote thereon in accordance with their best judgment.

                                          By Order of the Board of Directors

                                          LYNNE GUGENHEIM
                                          Secretary

May 6, 2001

                                                                       EXHIBIT A

                         INVESTMENT ADVISORY AGREEMENT

     AGREEMENT made this                day of             , 2001 by and between
CNA INCOME SHARES, INC., a Maryland corporation (the "Company"), and HIGHLAND CAPITAL MANAGEMENT, L.P., a Delaware limited partnership (the "Adviser").

                                  WITNESSETH:

     WHEREAS, the Company engages in business as a closed-end management investment company and is registered as such under the Investment Company Act of 1940 ("1940 Act"); and

     WHEREAS, the Adviser is registered as an investment adviser under the Investment Advisers Act of 1940, and is engaged in the business of providing investment advice; and

     WHEREAS, the Company desires to retain the Adviser to render such services in the manner and on the terms and conditions hereinafter set forth; and

     WHEREAS, the Adviser desires to perform such services in the manner and on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, the Company and the Adviser agree as follows:

     1. The Company hereby employs the Adviser to provide investment advisory and statistical services and research facilities and services, to supervise the composition of the Company's portfolio continuously, and to determine the nature and timing of changes therein and the manner of effectuating such changes, subject to supervision by the Company's Board of Directors and for the period and on the terms set forth of this Agreement. The Adviser hereby accepts such employment and agrees to render the services and to assume the obligations herein set forth, for the compensation herein provided. The Adviser shall for all purposes herein be deemed an independent contractor.

     2. The Adviser shall furnish to the Company, at the Adviser's expense:

          (a) research and statistical and other factual information and reports with respect to securities held by the Company or which the Company might purchase. It will also furnish to the Company such information as may be appropriate concerning developments which may affect issuers of securities held by the Company or which the Company might purchase or the businesses in which such issuers may be engaged. Such statistical and other factual information and reports shall include information and reports on industries, businesses, corporations and all types of securities, whether or not the Company has at any time any holdings in such industries, businesses, corporations or securities,

          (b) from time to time, advice, information and recommendations with respect to the acquisition, holding, or disposition by the Company of securities in which the Company is permitted to invest in accordance with its investment objectives, policies and limitations,

          (c) necessary assistance in:

             (i) The preparation of all reports now or hereafter required by federal or other laws.

             (ii) The preparation of prospectuses, registration statements and amendments thereto that may be required by federal or other laws or by the rules or regulations of any duly authorized commission or administrative body. However, the Adviser shall not be obligated to pay the costs of preparation, printing, or mailing of prospectuses used in connection with sales of the Company's shares or for any other purpose, unless otherwise provided herein.

          (d) office space at such place as may be agreed upon from time to time, and all necessary office facilities, business equipment, supplies, utilities and telephone service for managing the affairs and investments of the Company.

     3. Except as otherwise expressly provided herein, the Company assumes and shall pay or cause to be paid all costs and expenses of the Company, including, without limitation:

          (a) officers', directors' and employees compensation and expenses, except that the Adviser shall pay all fees, salaries or other remuneration of directors, officers of the Company who also serve as directors and officers or employees of or special consultants to the Adviser or any affiliate thereof.

          (b) all costs and expenses incident to any public offering of securities of the Company, for cash or otherwise, including those relating to the registration of shares under the Securities Act of 1933, as amended, the qualification of shares of the Company under state securities laws, the printing or other reproduction and distribution of any registration statement (and all amendments thereto) under the Securities Act of 1933, the preliminary and final prospectuses included therein, and any other necessary documents including underwriting documents incident to any public offering, the advertising of shares of the Company and review by the National Association of Securities Dealers, Inc. of any underwriting arrangements;

          (c) the charges and expenses of any registrar, custodian or depository appointed by the Company for the safekeeping of its cash, portfolio securities and other property;

          (d) the charges and expenses of auditors;

          (e) the charges and expenses of any stock transfer or dividend disbursing agent, stockholder servicing agent or other agents appointed by the Company;

          (f) brokers' charges and expenses, including without limitation brokers' commissions and fees, dealer mark-ups and other charges and expenses incurred in the acquisition or disposition of portfolio securities;

          (g) all taxes, including securities issuance and transfer taxes, and corporate fees payable by the Company to federal, state or other governmental agencies;

          (h) the cost and expense of engraving or printing of stock certificates representing shares of the Company;

          (i) fees involved in registering and maintaining registrations of the Company and of its shares with the Securities and Exchange Commission under the 1940 Act and with various states and other jurisdictions;

          (j) all expenses of stockholders' and directors' meetings and of preparing, printing and mailing proxy statements and quarterly, semi-annual and annual reports to stockholders;

          (k) all fees and expenses incident to any dividend or distribution program, including without limitation, the Company's Automatic Dividend Investment Plan;

          (l) charges and expenses of legal counsel in connection with matters relating to the Company, including, without limitation, legal services rendered in connection with the Company's corporate and financial structure and relations with its stockholders, issuances of Company shares, and registrations and qualifications of securities under federal, state and other laws;

          (m) association dues;

          (n) interest payable on Company borrowings;

          (o) fees and expenses incident to the listing of the Company shares on any stock exchange and continued compliance with listing requirements;

          (p) insurance premiums on fidelity, errors and omissions and other coverages, including the expense of obtaining and maintaining a fidelity bond as required by Section 17(g) of the 1940 Act, which may also cover the Adviser;

          (q) the expense of keeping the general accounts and records of the Company;

          (r) postage;

          (s) such other non-recurring or extraordinary expenses of the Company as may arise, including expenses of actions, suits or proceedings to which the Company is a party and expenses resulting from the legal obligation which the Company may have to provide indemnity with respect thereto; and

          (t) expenses and fees reasonably incidental to any of the foregoing.

     4. In return for its advisory services, the Company will pay the Adviser a monthly fee at an annual rate of 0.5% of the average weekly net assets of the Company. If this Agreement becomes effective subsequent to the first day of a month or shall terminate before the last day of a month, compensation for such month shall be computed in manner consistent with the calculation of the fees payable on a monthly basis. Subject to the provisions of paragraph 5, hereof, the accrued fees will be payable monthly as promptly as possible after the end of each month during which this Agreement is in effect.

     5. Except as provided below, if costs and expenses borne by the Company, including amounts payable to the Adviser pursuant to paragraph 4 hereof for any fiscal year ending on a date on which this Agreement is in effect exceed one and one-half percent (1.5%) of the first thirty million dollars ($30,000,000) of the average net assets of the Company, plus one percent (1%) of the average net assets of the Company in excess of $30,000,000, in each case computed by dividing (i) the sum of the net asset values of the Company as of the last business day of each week of such fiscal year or of each week during such fiscal year during which this Agreement was in effect, as the case may be, by (ii) the number of weeks of such fiscal year or the number of weeks (including a partial week) during which this Agreement is in effect during such years, as the case may be, the Adviser will pay to the Company the amount of such excess as soon as is practicable at the end of a fiscal year of the Company. However, although payment shall be made by the Adviser as soon as is practicable at the end of a fiscal year of the Company, the determination of whether reimbursement for such costs and expenses is due the Company from the Adviser will be made on an accrual basis once monthly, and if it is so determined that such reimbursement is due, the accrued amount of such reimbursement which is due shall serve as an offset to the investment advisory fee payable monthly by the Company to the Adviser pursuant to paragraph 4 hereof, and the amount to be paid by the Adviser to the Company as soon as is practicable at the end of a fiscal year of the Company shall be equal to the difference between the aggregate reimbursement due the Company from the Adviser for that fiscal year and the aggregate offsets made by the Company against the aggregate investment advisory fees payable to the Adviser pursuant to paragraph 4 hereof for that fiscal year by virtue of such aggregate reimbursement. The foregoing limitation on reimbursement of costs and expenses shall exclude interest, taxes, brokers' charges and expenses, extraordinary costs and expenses (as determined by the Board in its exercise of its business judgment), and, if payable by the Company, the costs and expenses incident to the public offering or private placement of securities of the Company, including debt securities other than the costs and expenses incident to the issuance of shares under the Automatic Dividend Investment Plan.

     6. The services of the Adviser to the Company are not to be deemed exclusive, and the Adviser shall be free to engage in any other business or to render investment advisory or management services of any kind to any other corporation, partnership, trust, individual or association, including any other investment company, so long as its services hereunder are not impaired thereby. Nothing in this Agreement shall limit or restrict the right of any director, officer or employee of the Adviser to engage in any other business or to devote his time and attention in part to the management or other aspects of any other business, whether of a similar or dissimilar nature.

     7. The Adviser assumes no responsibility under this Agreement other than to render the services called for hereunder in good faith. The Adviser shall not be responsible for any action of the Board of Directors of the Company or any committee thereof in following or declining to follow any advice or recommendation of the Adviser. The Adviser shall be entitled to rely on written instructions of the President or any Vice President of the Company or of a majority of the Board of Directors of the Company.

     8. Neither the Adviser, nor any partner, officer, agent or employee of the Adviser shall be liable or responsible to the Company or its stockholders for any error of judgment, mistake of law, any other act or omission in the performance by the Adviser of its duties hereunder, or for any loss arising out of any investment or suffered by the Company in connection with the matters to which this Agreement relates; provided, however, that no provision of this Agreement shall be deemed to protect the Adviser against any liability to the Company or its shareholders to which it might otherwise be subject by reason of any willful misfeasance, bad faith or gross negligence in the performance of its duties, or the reckless disregard of its obligations and duties under this Agreement ("disabling conduct").

     The Company will indemnify the Adviser against, and hold the Adviser harmless from, any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses), including any amounts paid in satisfaction of judgments, in compromise or as fines or penalties, not resulting from the Adviser's disabling conduct. Indemnification shall be made only following: (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Adviser was not liable by reason of disabling conduct or (ii) in the absence of such a decision, a reasonable determination, based upon a review of the facts, that the Adviser was not liable by reason of disabling conduct by (a) the vote of a majority of a quorum of Directors of the Company who are neither "interested persons" (as defined in the 1940 Act) of the Company nor parties to the proceeding ("disinterested non-party directors") or (b) independent legal counsel in a written opinion. The Adviser shall be entitled to advances from the Company for payment of the reasonable expenses incurred by the Adviser in connection with the matter as to which it is seeking indemnification in the manner and to the fullest extent permissible under Maryland law and the 1940 Act. The Adviser shall provide to the Company a written affirmation of its good faith belief that the standard of conduct necessary for indemnification by the Company has been met and a written undertaking to repay any such advance if it should ultimately be determined that the standard of conduct has not been met. In addition, at least one of the following additional conditions shall be met: (a) the Adviser shall provide security in form and amount acceptable to the Company for its undertaking; (b) the Company is insured against losses arising by reason of the advance; or (c) a majority of a quorum of disinterested non-party directors, or independent legal counsel in a written opinion, shall have determined, based on a review of facts readily available to the Company at the time the advance is proposed to be made, that there is reason to believe that the Adviser will ultimately be found to be entitled to indemnification. Notwithstanding any other provision of this Agreement to the contrary, any indemnification or advance made pursuant to this paragraph 8 shall be made in accordance with all applicable requirements of the 1940 Act and Securities and Exchange Commission interpretation of these requirements.

     9. This Agreement has been approved by the Board of Directors of the Company, including all of the Directors who are not "interested persons" (as defined in the 1940 Act) of the Adviser or the Company on February 9, 2001, and by a majority of the outstanding voting securities of the Company on the date hereof. Unless terminated as herein provided, this Agreement shall remain in full force and effect until the date which is two years after the effective date of this Agreement. Subsequent to such initial period of effectiveness, this Agreement shall continue in effect from year to year thereafter (unless sooner terminated as hereinafter provided), provided its continuance is specifically approved at least annually by (a) the Board of Directors of the Company or the vote of a majority of the outstanding voting securities of the Company and (b) the vote of a majority of the Directors of the Company who are not "interested persons" (as defined in the 1940 Act) of the Adviser or the Company cast in person at a meeting called for the purpose of voting upon such approval, provided, however, that (i) the Company may, at any time and without the payment of any penalty, terminate this Agreement upon sixty days' written notice to the Adviser either by majority vote of the Board of Directors of the Company or by the vote of a majority of the outstanding voting securities of the Company; (ii) this Agreement shall immediately terminate in the event of its assignment (within the meaning of the 1940 Act); and (iii) the Adviser may terminate this Agreement without payment of penalty on sixty days' written notice to the Company.

     10. Notices under this Agreement shall be in writing and shall be addressed, and delivered or mailed postage prepaid, to the other party at such address as such other party may designate from time to time for the receipt of such notices. Until further notice to the other party, the address of each party to this Agreement for this purpose shall be 13455 Noel Road, Suite 1300, Dallas, Texas 75240.

     11. For purposes of this Agreement, a "majority of the outstanding voting securities of the Company" shall be determined in accordance with the applicable provisions of the 1940 Act.

     12. This Agreement shall be construed in accordance with the laws of the State of New York and the applicable provisions of the 1940 Act. To the extent applicable law of the State of New York, or any of the provisions herein, conflict with applicable provisions of the 1940 Act, the latter shall control.

     13. The Adviser agrees to advise the Company of any change of its membership (which shall mean its general partner) within a reasonable time after such change.

     14. The Company recognizes that from time to time the Adviser's partners, officers and employees may serve as directors, trustees, partners, officers and employees of other business trusts, corporations, partnerships or other entities (including other investment companies) and that such other entities may include the words "Prospect Street" as part of their name, and that the Adviser or its affiliates may enter into investment advisory or other agreements with such other entities. If the Adviser ceases to act as the Company's investment adviser, the Company agrees, at the Adviser's request, to take all necessary action to change the name of the Company to a name not including "Prospect Street" in any form or combination of words.

     IN WITNESS WHEREOF, THE PARTIES HERETO HAVE EXECUTED AND DELIVERED THIS AGREEMENT ON THE DAY AND YEAR FIRST ABOVE WRITTEN.

                                          CNA INCOME SHARES, INC.

                                          BY:
                                               President

                                          HIGHLAND CAPITAL MANAGEMENT, L.P.
                                          BY: STRAND ADVISORS, INC., ITS GENERAL
                                          PARTNER

                                          BY:
                                               President

                                                                       EXHIBIT B

                            CNA INCOME SHARES, INC.

                             ARTICLES OF AMENDMENT

     FIRST: The charter of CNA Income Shares, Inc., a Maryland corporation (the "Corporation"), is hereby amended by deleting Article FIFTH in its entirety and adding a new article to read as follows:

        FIFTH:  Stock.

          (1) Authorized Shares. The total number of shares of stock which the Corporation has authority to issue is 16,000,000 shares, consisting of 15,000,000 shares of common stock, $1.00 par value per share ("Common Stock"), and 1,000,000 shares of preferred stock, $.01 par value per share ("Preferred Stock"). The aggregate par value of all shares of stock of the Corporation having a par value is $15,010,000. If shares of one class of stock are classified or reclassified into shares of another class of stock pursuant to this Article FIFTH, the number of authorized shares of the former class shall be automatically decreased and the number of shares of the latter class shall be automatically increased, in each case by the number of shares so classified or reclassified, so that the aggregate number of shares of stock of all classes that the Corporation has authority to issue shall not be more than the total number of shares of stock set forth in the first sentence of this paragraph.

          (2) Common Stock. The Board of Directors may reclassify any unissued shares of Common Stock from time to time in one or more classes or series of stock.

          (3) Preferred Stock. The Board of Directors may classify any unissued shares of Preferred Stock and reclassify any previously classified but unissued shares of Preferred Stock of any series from time to time, in one or more classes or series of stock.

          (4) Classified or Reclassified Shares. Prior to issuance of classified or reclassified shares of any class or series, the Board of Directors by resolution shall: (a) designate that class or series to distinguish it from all other classes and series of stock of the Corporation; (b) specify the number of shares to be included in the class or series; (c) set or change, subject to the express terms of any class or series of stock of the Corporation outstanding at the time, the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends or other distributions, qualifications and terms and conditions of redemption for each class or series; and (d) cause the Corporation to file articles supplementary with the State Department of Assessments and Taxation of Maryland ("SDAT"). Any of the terms of any class or series of stock set or changed pursuant to clause (c) of this Section may be made dependent upon facts or events ascertainable outside the charter (including determinations by the Board of Directors or other facts or events within the control of the Corporation) and may vary among holders thereof, provided that the manner in which such facts, events or variations shall operate upon the terms of such class or series of stock is clearly and expressly set forth in the articles supplementary filed with the SDAT.

     SECOND: The amendment to the charter of the Corporation as set forth above has been duly advised by the Board of Directors and approved by the stockholders of the Corporation as required by law.

     THIRD: The total number of shares of stock which the Corporation had authority to issue immediately prior to this amendment of the charter was 15,000,000, consisting of 15,000,000 shares of common stock, $1.00 par value per share. The aggregate par value of all shares of stock having par value was $15,000,000.

     FOURTH: The total number of shares of stock which the Corporation has authority to issue pursuant to the foregoing amendment of the charter is 16,000,000, consisting of 15,000,000 shares of common stock, $1.00 par value per share, and 1,000,000 shares of Preferred Stock, $.01 par value per share. The aggregate par value of all authorized shares of stock having par value is $15,010,000.

     FIFTH: The undersigned President acknowledges these Articles of Amendment to be the corporate act of the Corporation and as to all matters or facts required to be verified under oath, the undersigned President acknowledges that to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

                                                                       EXHIBIT C

                            CNA INCOME SHARES, INC.
                            AUDIT COMMITTEE CHARTER

PURPOSE

     The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process and compliance by the Company and its subsidiaries with applicable laws and regulations, including but not limited to review of the financial reports and other financial information provided by the Company to governmental and regulatory bodies, the Company's systems of internal accounting, the Company's financial controls and the annual independent audit of the Company's financial statements.

     In discharging its role, the Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; and, accordingly, the independent auditors are ultimately accountable to the Board and to the Committee.

     The Committee will review the adequacy of this Charter on an annual basis.

MEMBERSHIP

     The Committee will be comprised of not fewer than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the New York Stock Exchange.

     Accordingly, all of the members will be directors:

     1. who, in the judgment of the Board, have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

     2. who, in the judgment of the Board, are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Committee will have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment.

KEY RESPONSIBILITIES

     The Committee's job is one of review and it recognizes that the Company's management is responsible for preparing the Company's financial statements and ensuring compliance with applicable laws and regulations and that the independent auditors are responsible for auditing the financial statements. Additionally, the Committee recognizes that Company's management and the independent auditors have more time, knowledge and detailed information concerning the Company than do Committee members. Consequently, in performing its functions, the Committee is not providing any expert or special assurance as to the Company's financial statements or legal compliance or any professional certification as to the independent auditors' work.

     The following functions will be the common recurring activities of the Committee. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

     The Committee will review with management and the independent auditors the audited financial statements to be included in the Company's Annual Report and review and consider with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, as it may be modified or supplemented.

     As a whole, or through the Committee chair, the Committee will review the Company's interim financial results.

     The Committee will discuss with management and the independent auditors the quality and adequacy of the Company's internal controls relating to financial and compliance matters.

     The Committee shall:

     1. request from the independent auditors annually, a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard Number 1;

     2. discuss with the independent auditors any such disclosed relationships and their impact on the auditors' independence; and

     3. recommend that the Board take appropriate action in response to the independent auditors' report to satisfy itself of the auditors' independence.

     The Committee and the Board will have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for shareholder approval in any proxy statement).

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company's policies.

1. Approval of a new Investment Advisory Agreement between the Company and Highland Capital Management, L.P.

     FOR [ ]      AGAINST  [ ]      ABSTAIN [ ]

2.   Election of five Directors.

 FOR all nominees [ ]   WITHHOLD AUTHORITY to vote    [ ]    *EXCEPTION   [ ]
 listed below           for all nominees listed below

Nominees: J. Dondero, J. Honis, T. Hui, S. Kavanaugh and J. Leary

*Exceptions__________________________________________________________________
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME ON
THE LINE PROVIDED BELOW.)

3. Alternatively, election of Directors (to serve until next Annual Meeting Stockholders if Investment Advisory Agreement between the Company and Highland Capital Management, L.P. is NOT approved)

 FOR all nominees [ ]   WITHHOLD AUTHORITY to vote    [ ]    *EXCEPTION   [ ]
 listed below           for all nominees listed below

Nominees: E. Bottum, F. Cole, R. Dubberke, M. McGirr, D. Taylor and D. Vitale

*Exceptions__________________________________________________________________
(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE,
MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME ON
THE LINE PROVIDED BELOW.)

4a. Approval of Amendments to the Company's Charter to Permit the Issuance of shares of Preferred Stock in one or more classes or series.
     FOR [ ]      AGAINST  [ ]      ABSTAIN [ ]

4b. Approval of Amendments to the Company's Fundamental Investment Policies to Expand its Ability to Issue Senior Securities.
     FOR [ ]      AGAINST  [ ]      ABSTAIN [ ]

5. Ratification of the selection of Deloitte & Touche LLP as independent auditors for the Company.
     FOR [ ]      AGAINST  [ ]      ABSTAIN [ ]

6. In their discretion, the Proxies are authorized to represent the undersigned and to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof.

     Change of Address and or Comments Mark here [ ]

Please sign exactly as name appears at left. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                     Dated:                               , 2001
                                     -------------------------------------------

                                     -------------------------------------------
                                                    Signature
                                     -------------------------------------------

                                                      Signature, if held jointly

SIGN, DATE AND RETURN THE PROXY CARD                 VOTES MUST BE INDICATED (X)
PROMPTLY USING THE ENCLOSED ENVELOPE                 IN BLACK OR BLUE INK.




                             CNA INCOME SHARES, INC.

                    PROXY SOLICITED BY THE BOARD OF DIRECTORS

              FOR THE ANNUAL MEETING OF STOCKHOLDERS, JUNE 26, 2001

     Richard W. Dubberke, Lynne Gugenheim and Marilou R. McGirr, or any of them, with full power of substitution in each of them, are hereby appointed as proxies for the undersigned to represent and to vote the shares of the undersigned as fully as the undersigned could do if personally present at the Annual Meeting of Stockholders of CNA Income Shares, Inc. (the "Company") to be held June 26, 2001, at CNA Plaza, 333 South Wabash Avenue, Chicago, Illinois, in Room 305, at 10:00 A.M. Chicago Time, and at any and all adjournments or postponements thereof, on the matters indicated on the reverse hereof. The undersigned hereby acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying Proxy Statement and revokes any proxy heretofore given with respect to such meeting.

     THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4a, 4b AND 5 AND IN THE DISCRETION OF THE PROXY HOLDER ON ANY OTHER MATTER THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. If any of the nominees for director on the reverse hereof is unable to serve, the proxies appointed herein are authorized to vote for such other persons as the nominating committee of the Board of Directors may select.

     THE ADOPTION OF PROPOSAL 1 IS CONTINGENT ON THE ELECTION OF DIRECTORS IN PROPOSAL 2 AND THE ADOPTION OF PROPOSALS 4a AND 4b. THE ELECTION OF DIRECTORS UNDER PROPOSAL 2 IS CONTINGENT ON THE ADOPTION OF PROPOSALS 1, 4a AND 4b. NONE OF THE NOMINEES DESCRIBED IN PROPOSAL 3 WILL BE ELECTED AS A DIRECTOR IF PROPOSALS 1, 2, 4a AND 4b ARE ADOPTED AND THE TRANSACTION CLOSES.




                       Continued and to be signed and dated on the reverse side.



                                                     CNA INCOME SHARES, INC.
                                                     P.O. BOX 11058
                                                     NEW YORK, N.Y. 10203-0058



                                       2